Exhibit 5.1

           [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]






                                April 23, 2004


Tumbleweed Communications Corp.
700 Saginaw Drive
Redwood City, California 94063

Re:      Tumbleweed Communications Corp.
         Form S-3 Registration Statement

Ladies and Gentlemen:

         We have acted as special counsel to Tumbleweed Communications Corp., a Delaware corporation (the "Company"), in connection with the registration for resale of 4,956,548 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), issued in connection with (i) the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of March 18, 2004, by and among the Company, Greenland Acquisition Company, L.L.C., a Delaware limited liability company and a direct, wholly owned subsidiary of the Company, Corvigo, Inc., a Delaware corporation; and
(ii) the Agreement (the "Incubator Agreement") made on March 15, 2004, by and among Tumbleweed and Martyn Richards, Ian Emery and David Brunswick (the "Sellers"), pursuant to which Tumbleweed purchased all of the issued and outstanding shares of Incubator Limited, a private limited company incorporated in the United Kingdom, held by the Sellers in exchange for shares of Tumbleweed common stock.

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Act; (ii) a specimen certificate representing the Common Stock; (iii) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect; (iv) the Amended and Restated Bylaws of the Company, as presently in effect; (v) the Merger Agreement; (vi) the Incubator Agreement; and (vi) the resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         We do not express any opinion as to the laws of any other jurisdiction other than the laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Validity of Shares" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                               Very truly yours,

                               /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP